CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements No. 333-112570, 333-127990, 333-129124, 333-133939, 333-137645, 333-140872 and 333-147612 on Form S-8 of our report dated April 18, 2008 (except Note 18, dated June 15, 2009), relating to the financial statements of Quest Minerals & Mining Corp., which appear in this Annual Report on Form 10-K of Quest Minerals & Mining Corp., as amended, for the year ended December 31, 2008.

/s/ Kempisty & Company CPAs, PC

Kempisty & Company
Certified Public Accountants PC
New York, New York

June 15, 2009